UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 24, 2011

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

On January 24, 2011, VIST Financial Corp. (the “Company”) informed ParenteBeard LLC (“ParenteBeard”) that it has been dismissed as the Company’s independent registered public accounting firm effective immediately after the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2010.  On January 26, 2011, Grant Thornton LLP (“Grant Thornton”) was engaged as the Company’s independent registered public accounting firm, effective immediately after the effective date of ParenteBeard’s dismissal.  The dismissal of ParenteBeard as the Company’s independent registered public accounting firm and the engagement of Grant Thornton as the new independent registered public accounting firm were approved by the Audit Committee of the Company.

Prior to engaging Grant Thornton, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or regarding the type of audit opinion that might be rendered by Grant Thornton on the Company’s financial statements, and Grant Thornton did not provide any written report or oral advice that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

For the years ended December 31, 2010, 2009 and 2008, through January 24, 2011, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to such disagreement in its reports.

For the years ended December 31, 2010, 2009 and 2008, through January 24, 2011, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of a material weakness in internal control over financial reporting.  On March 26, 2010, the Company amended its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Forms 10-Q for the quarters ended September 30, 2008, March 31, 2009 and June 30, 2009, to restate the financial statements relating to these periods to properly account for interest rate swaps that were incorrectly designated as cash flow hedging relationships under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  The accounting errors and the corresponding restatements resulted in management’s determination that a material weakness existed with respect to the internal controls over financial reporting related to accounting for the fair value of junior subordinated debt and related interest rate swaps at December 31, 2008.  The material weakness existed at September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009 and was not identified until November 2009.  To remediate the material weakness, the Company added a review specifically for disclosures and accounting treatment for all complex financial instruments acquired or disposed of during each reporting period.  The identified material weakness related only to the applicable accounting treatment for these complex financial instruments.  There were no other “reportable events” as such term is defined in Regulation S-K.

The reports of ParenteBeard on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. ParenteBeard has not yet completed its audits as of and for the year ended December 31, 2010, and no reports have been issued as of January 27, 2011.

The Company has provided ParenteBeard with a copy of this Report on Form 8-K and has requested that ParenteBeard furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter has been filed as Exhibit 16.1 to this Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits:

16.1	Letter from ParenteBeard LLC regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: January 27, 2011

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from ParenteBeard LLC regarding change in certifying accountant.